UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 13, 2010, Colonial Properties Trust (the “Company”) filed a Statement of Cancellation with the office of the Judge of Probate for Jefferson Country, Alabama. The Statement of Cancellation cancelled all 400,473 shares of the Company’s 8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series D Preferred Shares”), represented by depositary shares each representing 1/10th of a Series D Preferred Share. The filing of the Statement of Cancellation was intended to return such redeemed shares to the status of authorized but unissued preferred shares of the Company without designation as to series.
* * *
This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
Attached as exhibits to this form are the documents listed below:

Exhibit	Document
3.1	Statement of Cancellation dated September 13, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: September 16, 2010	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer and Corporate Secretary

COLONIAL REALTY LIMITED PARTNERSHIP
	By:	Colonial Properties Trust, its general partner

Date: September 16, 2010	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Document
3.1	Statement of Cancellation dated September 13, 2010